Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-215278) and S‑8 (No. 333-212050) of our report dated February 27, 2019 relating to the consolidated financial statements of Virtus Investment Partners, Inc. and subsidiaries (the "Company"), and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10‑K of the COmpany for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 27, 2019